CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

210187

Province of British Columbia
Ministry of Consumer and Corporate Affairs
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

CANDY MOUNTAIN GOLD CORPORATION

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 23RD DAY OF MAY, 1980

B. Beckwith

B. BECKWITH
ASST. DEPUTY REGISTRAR OF COMPANIES

ORIGINAL WAS

COMPANIES ACT

CERTIFIED TRUE COPIES
MAY 23rd 1980
G. A. Paterson
Assistant Deputy Registrar of Companies
for the Province of British Columbia

MEMORANDUM

OF

CANDY MOUNTAIN GOLD CORPORATION

We wish to be formed into a Company with limited liability under the Companies Act in pursuance of this Memorandum.

1. The name of the Company is CANDY MOUNTAIN GOLD CORPORATION.

2. The authorized capital of the Company consists of Ten Million (10,000,000) common shares without par value.

amended by Special Resolution filed & registered February 23, 1984

3. We agree to take the number and kind of shares in the Company set opposite our names.

Full Names, Resident Addresses and Occupation of Subscribers	Number and Kind of Shares Taken by Subscribers
Alan Martin Teranishi ALAN MARTIN TERANISHI 407 Cambridge Way Port Moody, B.C. Salesman	ONE COMMON (1)
Tom Robertson THOMAS IRWIN ROBERTSON 106 95 - 157TH Street Surrey, B.C. Stock Clerk	ONE COMMON (1)
L Lowe LYDIA LOWE 5751 Bittern Court Richmond, B.C. Secretary	ONE COMMON (1)

TOTAL SHARES TAKEN - THREE COMMON (1)